UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

WINNER MEDICAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34484	33-0215298
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Winner Industrial Park, Bulong Road

Longhua, Shenzhen City, 518109

The People’s Republic of China

(Address of principal executive offices, including zip code)

(86) 755 2813-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Stock Holders.

On December 7, 2012, Winner Medical Group, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders. The Company’s independent inspector of elections reported the vote of the stockholders as follows:

1. Proposal 1: To approve the Agreement and Plan of Merger, dated as of July 24, 2012 (the “Merger Agreement”), by and among the Company, Winner Holding Limited, a Cayman Islands exempted company with limited liability (“Parent”) and Winner Acquisition, Inc., a Nevada corporation and a wholly-owned, direct subsidiary of Parent.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,059,264	84,607	7,525	0

As Proposal 1 was passed, a second proposal to adjourn the meeting, if necessary, was not considered by the stockholders at the meeting.

Item 8.01. Other Events

On December 7, 2012, the Company issued a press release relating to the announcement of the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

3. (d) Exhibits

Exhibit Number	Description
99.1	Press release, dated December 7, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winner Medical Group Inc.

By:	/s/ Xiuyuan Fang
Xiuyuan Fang
Chief Financial Officer and Treasurer

Date: December 7, 2012

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